EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Borders Group, Inc. Non-Qualified Deferred Compensation Plan of our report dated March 11, 2004, with respect to the consolidated financial statements of Borders Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 25, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Detroit, Michigan
November 5, 2004